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Exhibit 11.1                                       Computation of Earnings per Common Share


SABA PETROLEUM COMPANY
                                                                                         Exhibit 11.1
Computation of Earnings (Loss) Per Common Share
For the Nine and Three Months Ended September 30, 1998 and 1997

                                                                     Nine Months                Three Months
                                                               Ended September 30,           Ended September 30,
                                                              1998            1997           1998         1997
                                                              ----            ----           ----         ----


Basic Earnings
      Net income (loss) before minority interest
        in earnings (loss) of consolidated
        subsidiary                                          (23,576,103)       2,457,506  (1,933,898)       603,015

      Minority interest in earnings (loss) of
        consolidated subsidiary                                 (77,886)          89,994     (29,346)       (4,397)
      Preferred Stock dividends                                (411,287)               0    (119,999)             0
                                                         -----------------------------------------------------------
                                                         ===========================================================
      Net income (loss) available to Common                 (23,909,504)       2,547,500  (2,024,551)       598,618
                                                         ===========================================================
                                                         ===========================================================

Basic Shares
      Weighted average number of Common
      --------------------------------------------------------------------------------------------------------------
                                                         ===========================================================
        Shares outstanding                                    10,993,524      10,595,598   11,052,393    10,690,893
                                                         ===========================================================
                                                         ===========================================================

Basic Earnings per Common Share
                                                         -----------------------------------------------------------
                                                         ===========================================================
      Net income (loss) available to Common                  $    (2.17)       $    0.24    $  (0.18)      $   0.06
                                                         ===========================================================
                                                         ===========================================================

Diluted Earnings
      Net income (loss) before minority interest
        in earnings (loss) of consolidated
        subsidiary                                          (23,576,103)       2,457,506  (1,933,898)       603,015

      Minority interest in earnings (loss) of
        consolidated subsidiary                                 (77,886)          89,994     (29,346)       (4,397)

      Preferred stock dividends                                (411,287)               0    (119,999)
                                                                                                                  0

      Plus interest expense attributable
        to Debentures, net of related income
        taxes                                                          0                            0        51,879
                                                                                 157,788
                                                         -----------------------------------------------------------
                                                         ===========================================================
      Net income (loss) available to Common                 (23,909,504)       2,705,288  (2,024,551)       650,497
                                                         ===========================================================
                                                         ===========================================================

Diluted Shares
      Weighted average number of Common
        Shares outstanding                                    10,993,524      10,595,598   11,052,393    10,690,893
      Effect of dilutive securities:
        Of shares underlying options                                                                        370,242
                                                                       -         379,244            -
        Of shares underlying convertible
           Debentures                                                                                       951,382
                                                                       -       1,037,070            -
                                                         -----------------------------------------------------------
                                                         ===========================================================
      Diluted Shares                                          10,993,524      12,011,912   11,052,393    12,012,517
                                                         ===========================================================
                                                         ===========================================================

Diluted Earnings per Common Share
                                                         -----------------------------------------------------------
                                                         ===========================================================
      Net income (loss)                                      $    (2.17)           $0.23    $  (0.18)      $   0.05
                                                         ===========================================================
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